SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR THE JUNE 12, 2002 DETERMINATION DATE

1.	AVAILABLE FUNDS			$4,492,500.12
2.	(A	)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	41,479,274.28
	(B	)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	3,122,095.90
	(C	)	AGGREGATE POOL PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	44,601,370.18
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD
	(A	)	NUMBER OF ACCOUNTS	1
	(B	)	DOLLARS	549.24
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD			59,591.78
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD			198,097.50
5A.	RECOVERIES ON LIQUIDATED LOANS			4,705.19
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA’s FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION PAYABLE TO REGISTERED HOLDERS			371,737.43
7.	(A	)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B	)	AMOUNT OF COMPENSATING INTEREST	223.61
8.	DELINQUENCY AND FORECLOSURE INFORMATION (SEE EXHIBIT K)

Page 1 of 7	Series 1998-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED LOAN					0.00
10.	(A	)	CLASS A INTEREST DISTRIBUTION AMOUNT:
			(i )	ACCRUED INTEREST	83,995.50
			(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
			(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	9,299.68
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT					93,295.18
						1.11463775
	(B	)	CLASS B INTEREST DISTRIBUTION AMOUNT:
			(i )	ACCRUED INTEREST	7,415.10
			(ii)	SHORTFALL, IF ANY, ON A PRECEDING REMITTANCE DATE PLUS INTEREST	0.00
			(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	820.83
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT					8,235.93
						1.30729048
	(C	)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
			(i )	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	240,161.82
			(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
			(iii)	SUBSTITUTION ADJUSTMENTS	0.00
			(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
			(v )	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	247,542.73
			(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
			(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT					487,704.55
						5.82681661
	(D	)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
			(i )	UNGUARANTEED PERCENTAGE OF PAYMENTS AND OTHER RECOVERIES OF PRINCIPAL	18,076.70
			(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED INTEREST PURCHASED FOR BREACH OF WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
			(iii)	SUBSTITUTION ADJUSTMENTS	0.00
			(iv)	UNGUARANTEED PERCENTAGE OF LOSSES THAT WERE LIQUIDATED	0.00
			(v )	UNGUARANTEED PERCENTAGE OF SBA LOAN DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	18,632.25
			(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
			(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT					36,708.95
						5.82681746
11.	(A	)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS			3,956,475.96
	(B	)	TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)			92,150.52

Page 2 of 7	Series 1998-1

12.	(A	)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	40,991,569.73
				489.74396332
	(B	)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	3,085,386.95
				489.74396032
	(C	)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	44,076,956.68
				489.74396311
13.	(A	)	EXCESS SPREAD	112,725.91
	(B	)	EXTRA INTEREST	143,887.80
	(C	)	SPREAD BALANCE	3,956,475.96
	(D	)	SPECIFIED SPREAD ACCOUNT REQUIREMENT	3,642,541.84
14.	(A	)	WEIGHTED AVERAGE MATURITY	173.090
	(B	)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE	7.054%
15.	(A	)	SERVICING FEE FOR THE RELATED DUE PERIOD	44,715.36
	(B	)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	53,941.62
	(C	)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	2,230.07
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A	)	SECTION 5.04 (b)	0.00
	(B	)	SECTION 5.04 (c)	0.00
	(C	)	SECTION 5.04 (d)(ii)	1,095.45
	(D	)	SECTION 5.04 (e)	0.00
	(E	)	SECTION 5.04 (f)	47,119.70
17.	(A	)	CLASS A REMITTANCE RATE	2.430%
	(B	)	CLASS B REMITTANCE RATE	2.850%
18.	(A	)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B	)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF SUCH DUE PERIOD	0.00

Page 3 of 7	Series 1998-1

19.	OTHER INFORMATION AS REQUESTED
	(A	)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	3,869,517.00
	(B	)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	226,975.16

I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment
Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated
February 28, 1998 pertaining to Series 1998 – 1 in preparing the accompanying
Servicer’s Certificate.

THE MONEY STORE INVESTMENT CORPORATION

BY:

STEPHANIE CALLAHAN
ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1998-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION
AS OF MAY 31, 2002

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1998-1	1 TO 29	11	3,099,670.27	2.060%	774,917.95	1.758%
	30 TO 59	2	976,948.38	0.649%	244,237.26	0.554%
	60 TO 89	3	1,664,124.58	1.106%	412,569.04	0.936%
	90 TO 179	8	2,164,058.16	1.438%	578,678.29	1.313%
	180 TO 719	18	5,721,065.62	3.803%	1,929,011.16	4.376%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	3	683,348.52	0.454%	170,837.20	0.388%

	DELINQUENCY TOTALS	45	$14,309,215.53	9.510%	$4,110,250.90	9.325%

	OUTSTANDING	460	$150,450,674.82		$44,076,956.68

	FORECLOSURE/REO 180 - 719	3	683,348.52		170,837.20

Page 5 of 7	Series 1998-1

SERIES 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS B	POOL

(ii)		496	496	496
(iii)		—	—	0
(iv)		—	—	1
(v)		—	—	2
(x)(a & b)	(i )	1	1	1
	(ii)	0	0	0
	(iii)	0	0	0
	total	1	1	1
(c & d)	(i )	3	3	3
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v )	3	3	3
	(vi)	0	0	0
	(vii)	0	0	0
	total	6	6	6
(xii)		490	490	490

Page 6 of 7	Series 1998-1

THE MONEY STORE INVESTMENT CORPORATION

TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1998-1, CLASS A & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1998-1